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                                                                     Exhibit 4.9

                                         Loan Nos. 03-0211752 through 03-0211766

                               SECURITY AGREEMENT
                                  (Hotel/Motel)

     THIS SECURITY AGREEMENT ("Security Agreement") is made as of March 29, 2002, by AHM RES I LIMITED PARTNERSHIP, a Virginia limited partnership ("Lessee"), having its principal place of business at 10 South Third Street, Richmond, Virginia 23219, to LASALLE BANK NATIONAL ASSOCIATION (f/k/a LASALLE NATIONAL BANK) AS TRUSTEE FOR MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1996-2 ("Lender"), having an address at c/o Midland Loan Services, Inc., 210 West 10th Street, Kansas City, Missouri 64105.

                                    RECITALS

     A. By assignment, Lender is the owner and holder of fifteen (15) separate loans in the aggregate original principal amount of One Hundred Million and No/100 Dollars ($100,000,000.00) (collectively, the "Loan") to MARRIOTT RESIDENCE INN LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower") and the owner and holder of the instruments and documents (collectively, the "Loan Documents") evidencing, securing or otherwise relating to the Loan including, without limitation, (i) fifteen separate promissory notes, from Borrower to Original Lender, in the aggregate original principal amount of $100,000,000.00 made payable by Borrower to Original Lender (the "Promissory Notes"), (ii) that certain Loan Agreement dated October 10, 1995 by and between Borrower and German American Capital Corporation, as agent or trustee ("Original Lender"), as the same has been modified and amended by that certain First Amendment to Loan Agreement dated as of April 23, 1996 by and between Borrower and Original Lender (as so modified and amended, the "Loan Agreement"), and
(iii) fifteen separate security instruments from the Borrower to the Original Lender, dated as of October 10, 1995, (the "Mortgages"), granting to Original Lender a lien on, among other things, the Mortgaged Property (as defined below).

     B. Midland Loan Services, Inc. services the loan for Lender, as Master Servicer pursuant to a certain Pooling and Servicing Agreement dated as of December 17, 1996.

     C. Borrower, RIBM One LLC ("RIBM"), Apple Hospitality Two, Inc. ("AHT") and AHT Res Acquisition, L.P. ("Merger Sub") have entered into an Agreement and Plan of Merger dated November 28, 2001 pursuant to which Merger Sub has merged with and into Borrower (with Borrower being the surviving entity), and Borrower has become a wholly owned indirect subsidiary of AHT (said merger being hereinafter referred to as the "Merger").

     D. In connection with the Merger, Borrower, among other things, entered into a master lease agreement (the "Lease Agreement") with Lessee for each of the Marriott Residence Inn hotels securing the Loan, which hotels are located on the property described on Exhibit "A" attached hereto and made a part hereof (the hotels and such property, collectively, the "Mortgaged Property"), assigned to Lessee all of Borrower's right, title and interest under the Management Agreement dated March 28, 1988 between Borrower and Residence Inn by Marriott, Inc. ("Manager") (the "Management Agreement") and, in connection therewith, Lessee amended and restated the Management Agreement in its entirety pursuant to an Amendment and

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Restatement of Management Agreement by and between Lessee and Manager (the
"Restated Management Agreement").

     E. Borrower has requested that Lender consent to, among other things, the Merger, the Lease Agreement, the assignment of the Management Agreement to Lessee and the amendment and restatement of the Management Agreement pursuant to the Restated Management Agreement, and Lender has agreed to consent to such matters subject to and in accordance with the terms and conditions set forth in that certain Consent to Merger dated of even date herewith by and among Lender, Borrower, RIBM and AHT Res I GP, Inc., a Virginia corporation and lessee including, without limitation, the condition that the parties hereto enter into this Security Agreement.

                                    ARTICLE I
                       DEFINITIONS; RULES OF CONSTRUCTION

     Section 1.1 Defined Terms. As used in this Security Agreement, terms
                 -------------
defined in the Loan Agreement shall have their defined meanings when used herein, and the following terms shall have the following meanings:

     "Business Day" means a day other than a Saturday, Sunday or other day on
      ------------
which commercial banks are authorized to close under the laws of the state of Missouri.

     "Collateral" has the meaning assigned to it in Section 2.1 of this Security
      ----------
Agreement.

     "Inventory" means all inventory and equipment now owned or leased or
      ---------
hereafter acquired or leased by Lessee in connection with the leasehold ownership, operation and/or maintenance of the Mortgaged Property, including (i) all goods and other personal property which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Lessee's business, (ii) all inventory, wherever located, evidenced by negotiable and non-negotiable documents of title, warehouse receipts and bills of lading, (iii) all of Lessee's rights in, to and under all purchase orders now owned or hereafter received or acquired by it for goods or services and, (iv) all rights of Lessee as an unpaid seller, including rescission, replevin, reclamation and stopping in transit.

     "Obligations" means (i) the indebtedness evidenced by the Promissory Notes
      -----------
together with interest thereon and the other "Debt" (as defined in the Loan Agreement), and (ii) all other obligations or liabilities now or hereafter payable by Borrower and/or Lessee to Lender pursuant to, under, arising out of or in connection with this Security Agreement or any other Loan Document.

     "UCC" means at any time the Uniform Commercial Code as the same may from
      ---
time to time be in effect in the state of the location of the Mortgaged Property, provided that, if, by reason of mandatory provisions of law, the validity or perfection of any security interest granted herein is governed by the Uniform Commercial Code as in effect in a jurisdiction other such state then, as to the validity or perfection of such security interest, "UCC" shall mean the Uniform Commercial Code in effect in such other jurisdiction.

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     Section 1.2 UCC Definitions. The uncapitalized terms "account," "chattel
                 ---------------
paper," "contract right," "document," "warehouse receipt," "bill of lading," "document of title," "instrument," "inventory," "equipment," "general intangible," "money," "proceeds" and "purchase money security interest" as used in this Security Agreement have the meanings of such terms as defined in the UCC.

     Section 1.3 Rules of Construction.
                 ---------------------

          (a) Except as otherwise specified herein, all references in this Security Agreement (i) to any person shall be deemed to include such person's successors, transferees and assignees, but only, in the case of transferees and assignees of the parties to this Security Agreement, to the extent the applicable transfer or assignment complies with the provisions of this Security Agreement, and (ii) to any applicable law defined or referred to herein shall be deemed a reference to such applicable law as the same may have been or may be amended or supplemented from time to time.

          (b) When used in this Security Agreement, the words "herein," "hereof" and "hereunder" and words of similar import shall refer to this Security Agreement as a whole and not to any provision of this Security Agreement, and the words "Section" and "Exhibit" shall refer to Sections of and Exhibits to this Security Agreement unless otherwise specified.

          (c) Whenever the context so requires, each gender includes the other gender, and the singular number includes the plural, and vice versa.

                                   ARTICLE II
                               SECURITY INTERESTS

     Section 2.1 Grant of Security Interests. To secure the due and punctual
                 ---------------------------
payment of all Obligations and in order to induce Lender to consent to the Merger, the lease of the Mortgaged Property by Borrower to Lessee and certain other matters, Lessee hereby grants to Lender a security interest in all of Lessee's right, title and interest in, to and under the following, whether now existing or hereafter acquired (all of which are herein collectively called the "Collateral"):

          (a) Improvements. All buildings, structures, fixtures, additions,
              ------------
enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Mortgaged Property, including, but not limited to, all apparatus, equipment, and appliances used in the operation or occupancy of the real property described above, it being intended by the parties that all such items shall be conclusively considered to be a part of the Mortgaged Property, whether or not attached or affixed to the Mortgaged Property (the "Improvements"); together with all mineral, oil and gas and other hydrocarbon substances in, on or under the Mortgaged Property; and

          (b) After Acquired Collateral. All property acquired by Lessee after
              -------------------------
the date of this Security Agreement which by the terms of this Security Agreement shall be subject to the lien and/or the security interest created hereby, shall immediately upon the acquisition thereof by Lessee and without any further mortgage, conveyance or assignment become subject to the lien and security interest created by this Security Agreement; and

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          (c) Leases and Rents. All current and future leases, rental
              ----------------
agreements, occupancy agreements and other agreements of whatever form now or hereafter affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, all or any part of the Mortgaged Property or the Improvements, including any guaranties, extensions, renewals, replacements or modifications thereof, whether before or after the filing by or against Lessee of any petition for relief under 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), as the same may be amended from time to time (the "Leases") and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, fees, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Lessee or its agents or employees from any and all sources (including any warrants, stock options or other rights granted to Lessee, any principal or their affiliates in connection with any Lease) arising from or attributable to the Mortgaged Property and the Improvements, and all right, title and interest of Lessee, its successors and assigns therein and thereunder, including all guarantees, letters of credit and any other credit support given by any guarantor in connection therewith, cash or securities deposited under the Leases to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Mortgaged Property and the Improvements whether paid or accruing before or after the filing by or against Lessee of any petition for relief under the Bankruptcy Code (collectively, the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Loan; and

          (d) Non-Personalty Below. All items referred to below in Subsections
              --------------------
(e)(ii) through (e)(ix) of this Section 2.1 which are other than personal property subject to the provisions of Article 9 of the Uniform Commercial Code; and

          (e) Personal Collateral. All assets of Lessee now owned or hereafter
              -------------------
acquired related to the leasing, ownership or operation of the Mortgaged Property or Improvements, including, without limitation, accounts (including, without limitation, health-care receivables), chattel paper (whether tangible or electronic) deposit accounts, documents, general intangibles (including, without limitation, payment intangibles and software), goods (including, without limitation, inventory, equipment, fixtures and accessions), instruments, (including, without limitation, promissory notes), investment property, letter-of-credit rights, letters of credit, money, supporting obligations, as-extracted collateral, timber to be cut and all proceeds and products of anything described or referred to above in this Subsection 2.1(e), in each case as such terms are defined under the Uniform Commercial Code from time to time, including, without limitation, all of the following:

               (i) Certain Personalty. Any and all items referred to in the
                   ------------------
foregoing Subsections 2.1(a) through 2.1(c) which are described generally in the foregoing portion of this Subsection 2.1(e); and

               (ii) Fixtures and Personal Collateral. All goods, furnishings,
                    --------------------------------
work in progress, machinery, equipment, fixtures (including all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever leased or owned by Lessee, or in which Lessee has or shall have an interest, now or

                                        4

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hereafter located upon the Mortgaged Property or the Improvements, or appurtenant thereto, and used in connection with the present or future operation and occupancy of the Mortgaged Property and the Improvements and all building equipment, materials and supplies of any nature whatsoever leased or owned by Lessee, or in which Lessee has or shall have an interest, now or hereafter located upon the Mortgaged Property and the Improvements, or appurtenant thereto, or used in connection with the present or future operation and occupancy of the Mortgaged Property and the Improvements, including, but without limiting the generality of the foregoing, all engines, furnaces, boilers, stokers, pumps, heaters, tanks, dynamos, motors, generators, switchboards, electrical equipment, heating, plumbing, lifting and ventilating apparatus, air-cooling and air-conditioning apparatus, gas and electric fixtures, elevators, escalators, fittings, machinery, furniture, furnishings, items of personal property located within or adjacent to the Improvements and included within the definition of "Property and Equipment" and "Inventories" under the Uniform System of Accounts for Hotels as published by the American Hotel Association of the United States and Canada, and further including without limitation all china, glassware, tableware, uniforms, linen, guest ledgers, books, vehicles, telephone systems, televisions and television systems, computer systems, and all other equipment of every kind and description, used or procured for use in the operation of any building, structure or other improvement now or hereafter standing on the Mortgaged Property (except apparatus, fixtures or articles of personal property belonging to lessees or other occupants of any such building or to persons other than Lessee unless the same be abandoned by any such lessee or other occupant or person and shall become Lessee's property by reason of such abandonment or title to the same shall by contract or operation of law otherwise pass to Lessee), together with any and all replacements thereof and additions thereto (collectively, the "Tangible Personal Collateral"), and the right, title and interest of Lessee in and to any of the Tangible Personal Collateral which may be subject to any security interests, as defined in the Uniform Commercial Code, in effect in the state or states where any of the Mortgaged Property is located or in another jurisdiction the Uniform Commercial Code of which is applicable hereto (the "Uniform Commercial Code"), superior in lien to the lien of this Security Agreement and all proceeds and products of the above; and

               (iii) Tax Certiorari. All refunds, rebates or credits in
                     --------------
connection with a reduction in real estate taxes and assessments charged against the Mortgaged Property as a result of tax certiorari or any applications or proceedings for reduction; and

               (iv) Rights. The right, in the name and on behalf of Lessee, to
                    ------
commence any action or proceeding to protect the interest of Lender in the Mortgaged Property and while an Event of Default (as defined in the Mortgages) remains uncured, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property; and

               (v) Agreements. All agreements, contracts, certificates,
                   ----------
instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Mortgaged Property and any part thereof and any Improvements or respecting any business or activity conducted on the Collateral and any part thereof and all agreements with management agents (including, without limitation, that certain Amendment and Restatement of Management Agreement between Lessee and Residence Inn By Marriott, Inc.), leasing agents, sales agents, service and maintenance agents, contractors and

                                        5

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other third parties, whether now existing or hereafter arising, relating to the management, operation, leasing, sale, maintenance or repair of the Collateral, including equipment leases, personal property leases, purchase and sale agreements, together with any amendments or modifications thereto and any replacements thereof executed during the term of the Loan; any and all contract rights (including any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair or other work upon the Collateral) relating to the Collateral; and any and all warranties and guaranties relating to the Collateral or any fixtures, equipment or personal property leased or owned by Lessee and located on and/or used in connection with the Collateral now existing or hereafter arising; any and all plans, permits, licenses, certificates of use and occupancy (or their equivalent), trade names, insurance policies, applications and approvals issued by any governmental authority or agency relating to a leasehold interest in or in the construction, ownership, operation and/or use of the Collateral, whether now existing or hereafter arising; and any and all rights, powers, privileges, claims, remedies and causes of action of every kind which Lessee now has or may in the future have with respect to or by reason of its interest in the contracts or any other items referenced above, and all right, title and interest of Lessee therein and thereunder, including the right, while an Event of Default remains uncured, to receive and collect any sums payable to Lessee thereunder; and

               (vi) Service Rights. Any agreements, contracts, rights, licenses
                    --------------
or other interests of any type (collectively, the "Service Rights") (whether exclusive or non-exclusive) granted or given to any Person to provide any products or services to or for or with respect to the Mortgaged Property, any tenant or any occupants of the Mortgaged Property, including any of the same related to telecommunications, internet products or services, including, but not limited to, personal computer hardware and software, internet hardware and software, internet access services, printers, video display systems, audio sound systems and communication telephonic devices, as well as related and complementary products and services and any substitutes for, and items that are a technological evolution of, any of the foregoing products; and

               (vii) Intangibles. All escrows, documents, instruments, chattel
                     -----------
paper, claims, deposits and other general intangibles, as the foregoing terms are defined in the Uniform Commercial Code of the state in which the Collateral is located; all franchises, trade names, symbols, service marks, logos, copyrights, goodwill, books, records, plans, specifications, designs, drawings, permits, consents, licenses, all rights, interest and privileges that now or hereafter relate to, are derived from or are used in connection with the Mortgaged Property, the Improvements or the Tangible Personal Collateral, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon, including without limitation, any rights which Lessee or Lessee's affiliates now or may hereafter have as developer or declarant under any covenants, conditions, restrictions or declarations now or hereafter relating to the Mortgaged Property or the Improvements; and all approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Collateral), and causes of action that now or hereafter relate to, are derived from or are used in connection with the Mortgaged Property, the Improvements or the Personal Collateral, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon including, without limitation, to the extent not included in accounts, all rights to payment from guests and customers, all customer and guest lists, federal and state tax refunds,

                                        6

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reversionary interests in pension plan assets, trademarks, patents, licenses, copyrights and other rights in intellectual property, other than Accounts, and, to the extent assignable, all permits, business licenses, liquor licenses and franchise agreements (hereinafter collectively referred to as the "Intangibles"); and

               (viii) Other Rights. Inventory, cash receipts, deposit accounts,
                      ------------
accounts receivable, contract rights, licenses, agreements, notes, drafts, letters of credit, all proceeds of the conversion, voluntary or involuntary, of any of the foregoing including proceeds of insurance and condemnation awards, into cash or liquidation claims; any other rights to the payment of money; all permits consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental authority with respect to the Collateral; all deposits, bonds or other security now or hereafter made with or given to utility companies governmental authorities or other persons by Lessee with respect to the Collateral or held for the benefit of tenants; all plans, drawings and specifications relating to the Collateral; all loan funds held by Lender, whether or not disbursed; all funds deposited with Lender pursuant to any loan agreement; all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Collateral or any portion thereof (including, but not limited to all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Collateral as a result of tax certiorari or any applications or proceedings for reduction of taxes); the right, in the name and on behalf of Lessee, to commence any action or proceeding to protect the interest of Lender in the Collateral and while an Event of Default remains uncured, to appear in and defend any action or proceeding brought with respect to the Collateral; all options to purchase and rights of first refusal to purchase or acquire a fee estate, easement interest or other real property right to land, both vacant and improved, adjoining the Mortgaged Property now or hereafter in effect; together with any proceeds, products, offspring, rents and profits from any of the foregoing, including those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing; together with all books, records and files relating to any of the foregoing; and

               (ix) Accounts. All accounts now or hereafter owing to Lessee, and
                    --------
all accounts receivable, contract rights, documents, instruments or chattel paper representing amounts payable or monies due or to become due to Lessee in connection with the leasehold ownership, operation and/or maintenance of the Mortgaged Property, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, banquet rooms, meeting rooms, and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Lessee or any operator or manager of the hotel or the commercial space located on the Mortgaged Property or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance, or arising from the sale of Inventory or the rendition of services in the ordinary course of business or otherwise (whether or not earned by performance), together with all Inventory returned by or reclaimed from customers wherever such Inventory is located,

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and all guaranties, securities and liens held for the payment of any such account, account receivable, contract right, document, instrument or chattel paper.

          (f) Condemnation Awards. All awards or payments, including interest
              -------------------
thereon, which may heretofore and hereafter be made with respect to the Mortgaged Property, whether from the exercise of the right of eminent domain (including any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Mortgaged Property; and

          (g) Insurance Proceeds. All proceeds of and any unearned premiums on
              ------------------
any insurance policies covering the Mortgaged Property, including the right to receive and apply the proceeds of any insurance judgments, or settlements made in lieu thereof, for damage to the Collateral; and

          (h) Conversion. All proceeds of the conversion, voluntary or
              ----------
involuntary, of any of the foregoing including proceeds of insurance and condemnation awards, into cash or liquidation claims; and

          (i) Proceeds. All proceeds, products, extensions, additions,
              --------
improvements, betterments, renewals, offspring, rents and profits from any of the foregoing, including those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing, and all inventory, accounts, chattel paper, documents, instruments, equipment, fixtures, farm products, consumer goods, general intangibles and other property of any nature constituting proceeds acquired with proceeds of any of the Collateral described hereinabove and including (i) whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral and any property into which any of the Collateral is converted, whether cash or non-cash, including without limitation all cash on hand, income and other amounts now or hereafter generated from the operation, use or maintenance of the Mortgaged Property and all cash or cash equivalents to cover pre-paid reservations related to the Mortgaged Property, (ii) any and all payments or other property (in any form whatsoever) made or due and payable on account of any insurance, indemnity, warranty or guaranty payable to Lessee with respect to any of the Collateral, (iii) any and all payments (in any form whatsoever) made or due and payable in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person, corporation, agency, authority or other entity acting under color of any governmental authority), and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral; and

          (j) Greater Rights. All other or greater rights and interests of every
              --------------
nature in the Mortgaged Property or the Improvements and in the possession or use thereof and income therefrom, whether now owned or leased or hereafter acquired by Lessee.

     Section 2.2 Continuing Liability of Lessee. Anything herein to the contrary
                 ------------------------------
notwithstanding, Lessee shall remain liable to observe and perform all the terms and conditions to be observed and performed by it under any contract, agreement, warranty or other obligation with respect to the Collateral, and shall do nothing to impair the security interests herein granted. Lender shall not have any obligation or liability under any such contract, agreement, warranty or obligation by reason of or arising out of this Security Agreement or the receipt by Lender of any

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payment relating to any Collateral, nor shall Lender be required to perform or fulfill any of the obligations of Lessee with respect to the Collateral, to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of the performance of any party's obligations with respect to any Collateral. Furthermore, Lender shall not be required to file any claim or demand to collect any amount due or to enforce the performance of any party's obligations with respect to the Collateral.

     Section 2.3 Verification of Accounts. Lender shall have the right to make
                 ------------------------
test verifications of Accounts in any manner and through any medium that it considers advisable, and Lessee agrees to furnish all such assistance and information as Lender may require in connection therewith. Lessee shall provide such information concerning the Accounts as Lender may hereafter from time to time reasonably request.

     Section 2.4 Release of Collateral. Upon the payment in full of all of the
                 ---------------------
Obligations, Lender will (as soon as reasonably practicable after receipt of notice from Lessee requesting the same but at the expense of Lessee) send Lessee, for each jurisdiction in which a UCC financing statement is on file to perfect the security interests granted to Lender hereunder, a termination statement to the effect that Lender no longer claims a security interest under such financing statement.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     Lessee represents and warrants that, except as otherwise disclosed to or known by Lender as of the date of hereof:

     Section 3.1 Validity of Security Agreement; Consents. The execution,
                 ----------------------------------------
delivery and performance of this Security Agreement and the creation of the security interests provided for herein (i) do not violate any law or regulation or any order or decree of any court or governmental instrumentality applicable to Lessee, (ii) do not conflict with or result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Lessee is a party or by which it or any of its properties is bound, (iii) do not result in the creation or imposition of any lien upon any property of Lessee other than in favor of Lender, and (iv) do not require the consent or approval of any governmental body, agency or official or other person other than those that have been obtained. This Security Agreement has been duly executed and delivered by Lessee and constitutes the legal, valid and binding obligation of Lessee, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforceability of creditors' rights generally and by general provisions of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 3.2 Title to Collateral. Except for the security interests granted
                 -------------------
to Lender pursuant to this Security Agreement and the other Loan Documents, Lessee holds a leasehold interest in each item of the Collateral, having good and marketable title thereto, free and clear of any and all liens, encumbrances, security interests and claims of others. Lessee expressly acknowledges and agrees that Lessee's interest in and to the Collateral is expressly subject to the liens, security titles and security interests in favor of Lender pursuant to the Loan Documents

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

previously executed and delivered by Borrower and that this Security Agreement is given to Lender in furtherance thereof. Lessee further acknowledges and agrees that all revenues generated by the Mortgaged Property shall be remitted by Residence Inn By Marriott, Inc. in accordance with the terms of the Four Party Agreement.

     Section 3.3 Validity, Perfection and Priority of Security Interests.
                 -------------------------------------------------------

          (a) By complying with Section 4.1, Lessee will have created a valid security interest in favor of Lender in Lessee's interest in all existing Collateral and in all identifiable proceeds of such Collateral, which security interest (except in respect of motor vehicles for which the exclusive manner of perfecting a security interest therein is by noting such security interest on the certificate of title in accordance with local law) would be prior to the claims of a trustee in bankruptcy under Section 544(a) of the United States Bankruptcy Code. Continuing compliance by Lessee with the provisions of Section
4.2 will also (i) create valid security interests in Lessee's interest in all Collateral acquired after the date hereof and in all identifiable proceeds of such Collateral and, (ii) cause such security interests in all Collateral and in all proceeds which are (A) identifiable cash proceeds of Collateral covered by financing statements required to be filed hereunder, and (B) identifiable proceeds in which a security interest may be perfected by such filing under the UCC.

          (b) Lessee has not granted a security interest in any of the Collateral to any person other than Lender. Other than financing statements or other similar documents perfecting the security interests or deed of trust liens of Lender, no financing statements, deeds of trust, mortgages or similar documents covering all or any part of the Collateral are on file or of record in any government office in any jurisdiction in which such filing or recording would be effective to perfect a security interest in such Collateral, nor is any of the Collateral in the possession of any person (other than Lessee) asserting any claim thereto or security interest therein.

     Section 3.4 Other Representations and Warranties.
                 ------------------------------------

          (a) AHM Res I Limited Partnership is the correct legal name of the Lessee (including, without limitation, punctuation and spacing) indicated on the public record of the Lessee's jurisdiction of organization which shows the Lessee to be organized.

          (b) The Lessee is a limited partnership organized under the laws of the State of Virginia and its organizational/control number is L017116-7.

          (c) The Lessee's mailing address is 10 South Third Street, Richmond, Virginia 23219.

          (d) The federal tax identification number of Lessee is 54-2057515.

                                   ARTICLE IV
                                    COVENANTS

     Lessee covenants and agrees with Lender that until the payment in full of all Obligations and until there is no commitment by Lender to make further advances, incur obligations or otherwise give value, Lessee will comply with the following.

     Section 4.1 Perfection of Security Interests. Lessee hereby authorizes
                 --------------------------------
Lender, its counsel or its representative, at any time and from time to time, to file financing statements, amendments and continuations that describe or relate to the Collateral or any portion thereof in such jurisdictions as Lender may deem necessary or desirable in order to perfect the security interests granted by Lessee under this Security Agreement or any other Loan Document, and such financing statements may contain, among other items as Lender may deem advisable to include therein, the federal tax identification number of Lessee, and may describe the property covered by such financing statements as "all assets of Lessee," "all personal property of Lessee" or words of similar effect.

     Section 4.2 Further Actions.
                 ---------------

          (a) Lessee will, from time to time and at its expense, execute, deliver, file or record such financing statements pursuant to the Uniform Commercial Code, applications for certificates of title and such other statements, assignments, instruments, documents, agreements or other papers and take any other action that Lender may reasonably request, in order to create, preserve, perfect, confirm or validate the security interests, to enable Lender to obtain the full benefits of this Security Agreement or to enable it to exercise and enforce any of its rights, powers and remedies hereunder, including, without limitation, its right to take possession of the Collateral, and will use its best efforts to obtain such waivers from landlords and mortgagees as Lender may request.

          (b) Lessee will not merge or consolidate into, or transfer of any of the Collateral to, any other person or entity without the prior written consent of Lender.

          (c) Lessee shall not change its name unless it has given Lender thirty
(30) days' prior written notice thereof

          (d) Lessee shall, at any time and from time to time, whether or not the Official Text of Revised Article 9, 2000 Revision, of the Uniform Commercial Code promulgated by the American Law Institute and the National Conference of Commissioners on Uniform State Laws or a version thereof ("UCC Revised Article 9") is in effect in any particular jurisdiction, take such steps as Lender may reasonably request for Lender (A) to obtain an acknowledgment, in form and substance reasonably satisfactory to Lender, of any bailee having possession of any of the Mortgaged Property, stating that the bailee holds possession of such Mortgaged Property on behalf of Lender, (B) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights, or electronic chattel paper (as such terms are defined by UCC Revised Article 9 with corresponding provisions thereof defining what constitutes "control" for such items of collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Lender, and (C) otherwise to insure the continued perfection and priority of the Lender's security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation of or following the effectiveness of UCC Revised Article 9 in any jurisdiction. If Lessee shall at any time, whether or not UCC Revised
Article 9 is in effect in any particular jurisdiction, acquire a "commercial tort claim" (as such term is defined in UCC Revised Article 9 with respect to the Collateral or any portion thereof) Lessee shall promptly notify Lender thereof in writing, providing a reasonable description and summary thereof, and shall execute a supplement to this Security Agreement in form and substance acceptable to Lender granting a security interest in such commercial tort claim to Lender.

     Section 4.3 Change of Name, Identity or Structure. Lessee will not change
                 -------------------------------------
its name, will not conduct its business under any trade, assumed or fictitious name unless it shall have given Lender at least thirty (30) days' prior written notice thereof and executed or authorized, at the request of Lender, such additional financing statements to be filed in such jurisdictions as Lender may deem necessary or desirable in its sole discretion.

     Section 4.4 Maintenance of Records. Lessee will keep and maintain at its
                 ----------------------
own cost and expense complete books and records relating to the Collateral which are satisfactory to Lender including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all of its other dealings with the Collateral. Lessee will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For Lender's further security, Lessee agrees that Lender shall have a special property interest in all of Lessee's books and records pertaining to the Collateral and Lessee shall deliver and turn over any such books and records, or copies thereof, to Lender or to its representatives at any time on demand of the Lender.

     Section 4.5 Compliance with Laws, etc. Lessee will comply, in all material
                 -------------------------
respects, with all acts, rules, regulations, orders, decrees and directions of any governmental body, agency or official applicable to the Collateral or any part thereof or to the operation of the Mortgaged Property except to the extent that the failure to comply would not have a material adverse effect on the financial or other condition of the Mortgaged Property; provided, however, that Lessee may contest any act, regulation, order, decree or direction in any reasonable manner which shall not in the sole opinion of Lender adversely affect Lender's rights or the first priority of its security interest in the Collateral.

     Section 4.6 Payment of Taxes, etc. Lessee will pay promptly when due, all
                 ---------------------
taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies), except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, and (ii) such charge is adequately reserved against in accordance with generally accepted accounting principals, consistently applied.

     Section 4.7 Compliance with Terms of Accounts, Contracts and Licenses.
                 ---------------------------------------------------------
Lessee will perform and comply in all material respects with all of its obligations under and, all agreements relating to the Collateral to which it is a party or by which it is bound.

     Section 4.8 Limitation on Liens on Collateral. Except as to any liens now
                 ---------------------------------
in existence and known to Lender, Lessee will not create, permit or suffer to exist, and will defend the Collateral and Lessee's rights with respect thereto against and take such other action as is necessary to remove, any Lien, security interest, encumbrance, or claim in or to the Collateral other than the security interests created hereunder.

     Section 4.9 Limitations on Modifications of Accounts and Intangibles; No
                 ------------------------------------------------------------
Waivers or Extensions . Lessee will not amend, modify, terminate or waive any
---------------------
provision of any material receivable or other intangible in any manner which might have a materially adverse effect on the value of such receivable or other intangible as Collateral other than in the ordinary course of business. Lessee will not, without Lender's prior written consent, grant any extension of the time of payment of any material receivable or amounts due under any material other intangible, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon other than trade discounts granted in the normal course of business, except such as in the reasonable judgment of Lessee are advisable to enhance the collectability thereof.

     Section 4.10 Limitations on Dispositions of Collateral. Lessee will not
                  -----------------------------------------
directly or indirectly (through the sale of stock, merger or otherwise) without the prior written consent of Lender sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for sales of Inventory in the ordinary course of its business for fair value in arm's-length transactions. The inclusion of proceeds of the Collateral under the security interests granted hereby shall not be deemed a consent by Lender to any sale or disposition of any Collateral other than as permitted by this Section 4.10.

     Section 4.11 Right of Inspection. Lender shall at all times have full and
                  -------------------
free access during normal business hours to all the books, correspondence and records of Lessee related to the Mortgaged Property, and Lender or its representatives may examine the same, take extracts therefrom, make photocopies thereof and have such discussions with officers, employees and public accountants of Lessee as Lender may deem necessary, and Lessee agrees to render to Lender, at Lessee's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Lender and its representatives shall at all times also have the right to enter into and upon any premises where any of the Inventory is located for the purpose of inspecting the same, observing its use or protecting interests of Lender therein.

                                    ARTICLE V
                          REMEDIES; RIGHTS UPON DEFAULT

     Section 5.1 UCC Rights. If any Event of Default shall have occurred, Lender
                 ----------
may in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, exercise all rights and remedies of a secured party under the UCC and all other rights available to Lender at law or in equity.

     Section 5.2 Payments on Collateral. Without limiting the rights of Lender
                 ----------------------
under any other provision of the Security Agreement, if an Event of Default shall occur and be continuing:

          (a) all payments received by Lessee under or in connection with any of the Collateral shall be held by Lessee in trust for Lender, shall be segregated from other funds of Lessee and shall forthwith upon receipt by Lessee be turned over to Lender, in the same form as received by Lessee (duly indorsed by Lessee to Lender, if required to permit collection thereof by Lender); and

          (b) all such payments received by Lender (whether from Lessee or otherwise) shall be applied in accordance with the terms and provisions of the Loan Documents.

     Section 5.3 Possession of Collateral. In furtherance of the foregoing,
                 ------------------------
Lessee expressly agrees that, if an Event of Default shall occur and be continuing, Lender may (i) by judicial powers, or without judicial process if it can be done without breach of the peace, enter any premises where any of such Collateral is or may be located, and without charge or liability to Lender seize and remove such Collateral from such premises and (ii) have access to and use of Lessee's books and records relating to such Collateral.

     Section 5.4 Sale of Collateral.
                 ------------------

          (a) Lessee expressly agrees that if an Event of Default shall occur and be continuing, Lender, without demand of performance or other demand or notice of any kind (except the notice specified below of the time and place of any public or private sale) to Lessee or any other person (all of which demands and/or notices are hereby waived by Lessee), may forthwith collect, receive, appropriate and realize upon the Collateral and/or forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any office of Lender or elsewhere in such manner as is commercially reasonable and as Lender may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold. Lessee further agrees, at Lender's request, to assemble the Collateral, and to make it available to Lender at places which Lender may reasonably select. To the extent permitted by applicable law, Lessee waives all claims, damages and demands against Lender arising out of the foreclosure, repossession, retention or sale of the Collateral.

          (b) Unless the Collateral threatens to decline speedily in value or is of a type customarily sold in a recognized market, Lender shall give Lessee ten days written notice of its intention to make any such public or private sale or sale at a broker's board or on a securities exchange. Such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or any portion thereof being sold, will first be offered for sale, and (iii) in the case of a private sale, state the day after which such sale may be consummated. Lender shall not be required or obligated to make any such sale pursuant to any such notice. Lender may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral for credit or for future delivery, the Collateral so sold may be retained by Lender until the selling price is paid by the purchaser thereof, but Lender shall not incur any liability in case of failure of such purchaser to pay for the Collateral so sold and, in the case of such failure, such Collateral may again be sold upon like notice.

     Section 5.5 Rights of Purchasers. Upon any sale of the Collateral (whether
                 --------------------
public or private), Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser (including Lender) at any such sale shall hold the Collateral so sold free from any claim or right of whatever kind, including any equity or right of redemption of Lessee, and Lessee, to the extent permitted by law, hereby specifically waives all rights of redemption, including, without limitation, the right to redeem the Collateral under Section 9-506 of the UCC, and any right to a judicial or other stay or approval which it has or may have under any law now existing or hereafter adopted.

     Section 5.6 Additional Rights of Lender.
                 ---------------------------

          (a) Lender shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Security Agreement and may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon and sell the Collateral or any part thereof pursuant to the judgment or decree of a court of competent jurisdiction.

          (b) Lender shall, to the extent permitted by law and without regard to the solvency or insolvency at the time of any person then liable for the payment of any of the Obligations or the then value of the Collateral, and without requiring any bond from any party to such proceedings, be entitled to the appointment of a special receiver or receivers (who may be Lender) for the Collateral or any part thereof and for the rents, issues, tolls, profits, royalties, revenues and other income therefrom, which receiver shall have such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of Lender, and Lessee irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.

     Section 5.7 Remedies Not Exclusive.
                 ----------------------

          (a) No remedy conferred upon or reserved to Lender in this Security Agreement is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law, in equity or by statute.

          (b) If Lender shall have proceeded to enforce any right, remedy or power under this Security Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to Lender, Lessee and Lender shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights under this Security Agreement, and thereafter all rights, remedies and powers of Lender shall continue as though no such proceedings had been taken.

          (c) All rights of action under this Security Agreement may be enforced by Lender without the possession of any instrument evidencing any Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by Lender shall be brought in its name and any judgment shall be held as part of the Collateral.

     Section 5.8 Waiver and Estoppel.
                 -------------------

          (a) Lessee, to the extent it may lawfully do so, agrees that it will not at any time in any manner whatsoever claim or take the benefit or advantage of any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law now or hereafter in force permitting it to direct the order in which the Collateral shall be sold which may delay, prevent or otherwise affect the performance or enforcement of this Security Agreement and Lessee hereby waives the benefits or advantage of all such laws, and covenants that it will not hinder, delay or impede the execution of any power granted to Lender in this Security Agreement but will permit the execution of every such power as though no such law were in force; provided that nothing contained in this Section 5.8 shall be construed as a waiver of any rights of Lessee under any applicable federal bankruptcy law.

          (b) Lessee, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshaling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Security Agreement and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

          (c) Lessee, to the extent it may lawfully do so, waives presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder) in connection with this Security Agreement and any action taken by Lender with respect to the Collateral.

     Section 5.9 Power of Attorney. Lessee hereby irrevocably constitutes and
                 -----------------
appoints Lender, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Lessee and in the name of Lessee or in its own name, from time to time in Lender's reasonable discretion for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Lender the power and right, on behalf of Lessee, without notice to or assent by Lessee to do the following:

          (a) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

          (b) upon the occurrence and continuance of any Event of Default and otherwise to the extent provided in this Security Agreement, (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due and to come due thereunder directly to Lender or as Lender shall direct; (ii) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against Lessee with respect to any Collateral; (vi) to settle, compromise and adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Lender may deem appropriate; and (vii) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender's option and Lessee's expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender's security interest therein, in order to effect the intent of this Security Agreement, all as fully and effectively as Lessee might do.

     Lessee hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

     Section 5.10 Application of Proceeds. Lender shall retain the net proceeds
                  -----------------------
of any collection, recovery, receipt, appropriation, realization or sale of the Collateral and, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care and safekeeping of any or all of the Collateral or in any way relating to the rights of Lender hereunder, including reasonable attorneys' fees and legal expenses, apply such net proceeds to the payment in whole or in part of the Obligations in such order as Lender may elect. Only after applying such net proceeds and after the payment by Lender of any other amount required by any provision of law, including Section 9-504(1)(c) of the UCC, need Lender account for the surplus, if any, to Lessee or to whomsoever may be lawfully entitled to the same.

                                   ARTICLE VI
                                  MISCELLANEOUS

     Section 6.1 Notices. Any notice, demand, statement, request or consent made
                 -------
hereunder shall be in writing and shall be deemed appropriately given if given in accordance with the requirements of the Loan Agreement.

     Section 6.2 No Waivers. No failure on the part of Lender to exercise, no
                 ----------
course of dealing with respect to, and no delay in exercising any right, power or privilege under this Security Agreement or any document or agreement contemplated hereby shall operate as a waiver thereof or shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     Section 6.3 Compensation and Expenses of Lender. Lessee shall pay to Lender
                 -----------------------------------
from time to time upon demand, all of the fees, costs and expenses incurred by Lender (including, without limitation, the reasonable fees and disbursements of counsel and any amounts payable by Lender to any of its agents, whether on account of fees, indemnities or otherwise) (i) arising in connection with the administration, modification, amendment, waiver or termination of this Security Agreement or any document or agreement contemplated hereby or any consent or waiver hereunder or thereunder or (ii) incurred in connection with the administration of this Security Agreement, or any document or agreement contemplated hereby, or in connection with the administration, sale or other disposition of Collateral hereunder or under any document or agreement contemplated hereby or the preservation, protection or defense of the rights of Lender in and to the Collateral.

     Section 6.4 Amendments, Supplements and Waivers. The parties hereto may,
                 -----------------------------------
from time to time, enter into written agreements supplemental hereto for the purpose of adding any provisions to this Security Agreement, waiving any provisions hereof or changing in any manner the rights of the parties.

     Section 6.5 Successors and Assigns. This Security Agreement shall be
                 ----------------------
binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of Lender's successors and assigns. Nothing herein is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Security Agreement or any Collateral.

     Section 6.6 Limitation of Law; Severability.
                 -------------------------------

          (a) All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Security Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

          (b) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

     Section 6.7 Governing Law. This Security Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the state of New York (other than those conflicts of laws provisions that would defer to the substantive laws of another jurisdiction). Without in any way limiting the preceding choice of law, the parties elect to be governed by New York law in accordance with, and are relying (at least in part) on, Section 5-1401 of the General Obligations Law of the State of New York.

     Section 6.8 Counterparts; Effectiveness. This Security Agreement may be
                 ---------------------------
signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 6.9 Termination; Survival. This Security Agreement shall terminate
                 ---------------------
when the security interests granted hereunder have terminated and the Collateral has been released as provided in Section 2.4, provided that the obligations of Lessee under any of Section 6.3 shall survive any such termination.

     IN WITNESS WHEREOF, Lessee has duly executed this Security Agreement to be effective the day and year first above written.


                                  LESSEE:
                                  ------

                                  AHM RES I LIMITED PARTNERSHIP, a
                                  Virginia limited partnership

                                  By: AHM Res I GP, Inc., a Virginia corporation


                                      By: /s/ Glade M. Knight
                                         ---------------------------------------
                                      Name: Glade M. Knight
                                           -------------------------------------
                                      Title: President
                                            ------------------------------------


                                  LENDER:
                                  ------

                                  LASALLE BANK NATIONAL
                                  ASSOCIATION F/K/A LASALLE NATIONAL
                                  BANK, as Trustee for Mortgage Pass-Through
                                  Certificates Series 1996-2, by and through MIDLAND LOAN SERVICES, INC., its
                                  Master Servicer and Attorney-In-Fact


                                  By: /s/ Paula J. Mickelson
                                     -------------------------------------------
                                  Name:  Paula J. Mickelson
                                       -----------------------------------------
                                  Title: Senior Vice President
                                        ----------------------------------------